SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8 K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                September 2, 1999
                                (Date of report)


                               WORLD CALLNET, INC.

         DELAWARE                      1-12835                   75-2468002
 (State of Incorporation)      (Commission File Number)      (IRS Employer ID)


           Brecon House, Meridian Gate, 207 Marsh Wall, London E14 9YT
                    (Address of Principle Executive Offices)


                                  0171 335 8300
                         (Registrant's Telephone Number)

ITEM 2.  Acquisition or Disposition of Assets

         On September 2, 1999, World CallNet, Inc. (the "Company") entered into stock purchase agreements with the shareholders of CallNet Plc. ("PLC"), a company incorporated in the United Kingdom, pursuant to which the Company acquired all of the issued and outstanding shares of capital stock (the "PLC
Stock") of CallNet Plc, and options to purchase CallNet Stock (the "PLC Options"), from the holders of the shares of the PLC Stock and PLC Options, in exchange for the issuance of an aggregate of 2,511,750 shares of common stock, par value $0.001 per share, of the Company. Prior to the completion of the exchange, the Company owned approximately 16% of the outstanding shares of the capital stock of PLC which were acquired in February 1999 in exchange for 500,000 shares of the Company's $0.001 par value common stock.

CallNet PLC
-----------

         PLC is engaged in the business of providing free Internet access to its customers to facilitate telephone usage, which generates metered toll revenues to the local telephone company. PLC has an agreement with Cable & Wireless Communications, Inc. ("CWC"), whereby PLC earns 50% of the interconnect toll revenues (after deducting certain access charges paid to telecommunications providers such as British Telecom). CWC charges its customers for calls to PLC, as an Internet service provider. The fundamental business strategy is to direct telephone usage to the PLC telecommunications network from new and existing Internet customers. The Company designs and markets products that are designed to facilitate new Internet access.

         Since February 1999, the Company has been receiving a monthly cash distribution equal to 30% of the net revenues collected by PLC under the terms of a licensing agreement with CWC. It is expected that PLC shall continue to operate as a wholly owned subsidiary of the Company sharing common management and facilities. The net assets of PLC that were acquired by the Company shall be accounted for as a purchase in the Company's consolidated financial statements. The Company and PLC both have a September 30 fiscal year end.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Business Acquired

                  To be filed by Amendment

         (b)      Pro Forma Financial Information

                  To be filed by Amendment

         (c)      Exhibits

         Number   Description

         10.1  Stock  Exchange   Agreement,  dated  as  of  June  16,  1999  and
consummated on September 2, 1999, by and among World CallNet, Inc., Paul Goodman-Simpson, Aaron Goodman-Simpson and Keith Goodyer

         10.2  Stock  Exchange  Agreement,  dated   as  of  June 16,  1999   and
consummated on September 2, 1999, by and among World CallNet, Inc. and the parties listed on Exhibit A attached thereto.

                                    SIGNATURE


         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                                 WORLD CALLNET, INC.
                                                 -------------------------------
                                                   (Registrant)


September 16, 1999                               /s/ Paul Goodman-Simpson
                                                 -------------------------------
                                                 Paul Goodman-Simpson, Director,
                                                 President and Chief Executive
                                                 Officer